EXHIBIT 99.1


                                                                 FIRST HEALTH

                                                         3200 Highland Avenue
                                                Downers Grove, IL  60515-1223
                                                               (630) 737-7900
                                                          www.firsthealth.com


 Investor Contacts:  Joseph E. Whitters, CFO,
                     630-737-7511

 Media Contact:      Erin Gardiner,
                     Public Relations Manager,
                     630-737-5016

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------

                           FIRST HEALTH TO ACQUIRE
                 A WORKERS' COMPENSATION MANAGED CARE COMPANY

 ----------------------------------------------------------------------------

      DOWNERS GROVE, IL - September 2, 2003 - First Health Group Corp. (NASDAQ: FHCC), today announced a definitive agreement to acquire the stock of Health Net Employer Services, Inc., a workers' compensation managed care company based in Irvine, CA, from Health Net, Inc. (NYSE: HNT). The purchase includes Health Net Plus Managed Care Services, Inc. and Health Net CompAmerica, Inc. The transaction, valued at approximately $80 million to be paid in cash, is anticipated to close in October 2003, subject to regulatory approval and certain covenants and conditions.

      Edward L. Wristen, President and CEO of First Health, noted that the acquisition is a natural extension of the Company's services and will expand the Company's position in the workers' compensation area. Additionally, Mr. Wristen noted that First Health expects to build on existing relationships and expand services to Health Net Employer Services' clients as various efficiencies are achieved through the integration of operations over the next 18 months.

      Mr. Wristen noted that this acquisition would be neutral to slightly accretive to earnings in 2003, depending on the closing date. With the completion of this acquisition, it should allow the Company to reach at least $1 billion of revenue in 2004.


 Conference Call and Webcast
 ---------------------------
      First Health Group Corp. will host a conference call and webcast on Wednesday, September 3, at 9 a.m. Central Daylight Time to discuss the Company's acquisition. The call will be available on a live webcast from the Company's website (www.firsthealth.com). The webcast is open to all interested parties on a listen-only basis. Individuals who listen to the call will be presumed to have read First Health's Annual Report on Form 10-K for the year ended December 31, 2002, and Quarterly Report on Form 10-Q for the three months ended March 31 and June 30, 2003.


 Business Description
 --------------------
      First Health, the premier national health-benefits services company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the company website at www.firsthealth.com.

      Health Net Employer Services and its subsidiaries provide workers' compensation-related managed care and cost containment programs to employers, insurance carriers, third party administrators and public agencies. In addition, the company operates a state certified Health Care Organization (HCO) in California, where it provides employers with access to contracted networks of physicians.

      Health Net, Inc. is one of the nation's largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company's HMO, insured PPO and government contracts subsidiaries provide health benefits to approximately 5.3 million individuals in 15 states through group, individual, Medicare, Medicaid and TRICARE programs. Health Net's subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. For more information on Health Net, Inc., please visit the company's Web site at www.health.net.


 Forward-Looking Statements Notice
 ---------------------------------
      Certain statements herein regarding anticipated financial results for 2003 and 2004 and the Company's business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers' compensation and public sector business, (iii) control health care benefit expenses, and (iv) successfully integrate the Mail Handlers Benefit Plan administrative assets. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update such statements.

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